Exhibit 10.2

REVOLVING NOTE

$35,000,000.00    Sioux Falls, South Dakota
November 15, 2016

DAKTRONICS, INC., a South Dakota corporation (the “Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”) at 141 North Main Avenue, Sioux Falls, South Dakota 57104, the principal amount of Thirty-five Million and No/100 Dollars ($35,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.1(a) of the Agreement (as hereinafter defined), in immediately available funds, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

The Lender is hereby authorized to record in accordance with its usual practice the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Revolving Note is the Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated November 15, 2016 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), between the Borrower and the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF SOUTH DAKOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

[signature page follows]

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DAKTRONICS, INC.

/s/ Reece A. Kurtenbach
Reece A. Kurtenbach, Chief Executive Officer

/s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer

STATE OF SOUTH DAKOTA	)
: SS

COUNTY OF BROOKINGS	)

On this the 15th day of November, 2016, before me personally appeared Reece A. Kurtenbach, known to me to be the Chief Executive Officer, and Sheila M. Anderson, known to me to be the Chief Financial Officer, of Daktronics, Inc., the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jan Mandel
Notary Public - South Dakota
My Commission Expires:
June 11, 2020

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